     As filed with the Securities and Exchange Commission on January 7, 2003

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             LARK TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                           73-1461841
      (State or other jurisdiction of                            (I.R.S. Employer
      incorporation or organization)                            Identification No.)

9441 W. SAM HOUSTON PARKWAY SOUTH, SUITE 103, HOUSTON, TEXAS         77099
       (Address of Principal Executive Offices)                    (Zip Code)

                 LARK TECHNOLOGIES, INC. 2002 STOCK OPTION PLAN
                            (Full title of the plan)

                            CARL W. BALEZENTIS, PH.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             LARK TECHNOLOGIES, INC.
                  9441 W. SAM HOUSTON PARKWAY SOUTH, SUITE 103
                              HOUSTON, TEXAS 77099
                     (Name and address of agent for service)

                                 (713) 779-3663
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                BOYER & KETCHAND
                         NINE GREENWAY PLAZA, SUITE 3100
                              HOUSTON, TEXAS 770046
                              ATTN: RITA J. LEADER

                         Calculation of Registration Fee

                                                  Proposed maximum       Proposed maximum
  Title of securities        Amount to be        offering price per      aggregate offering          Amount of
   to be registered          registered(1)             unit(2)                price(2)           registration fee
  -------------------      ----------------      ------------------      ------------------      ----------------
Common Stock,
$.001 par value            1,000,000 shares            $1.60                 $1,600,000               $147.20

----------

(1) This number of shares is in addition to the 1,000,000 shares registered on the Form S-8 Registration Statement filed with the Securities and Exchange Commission (Registration No. 333-46280) on September 21, 2000.

(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee, based upon the last sale price as reported on the NASDAQ Bulletin Board system as of January 3, 2003, which was $1.60 per share.

================================================================================

                                EXPLANATORY NOTE

                                   ----------

         This Registration Statement is being filed in order to register 1,000,000 additional securities which may be issued pursuant to the terms and conditions of the 2002 Stock Option Plan of Lark Technologies, Inc. (the "Registrant"), which securities are of the same class as the securities for which Registration Statement No. 333-46280 on Form S-8 relating to the Registrant's 2000 Stock Option Plan is effective. The contents of that registration statement are incorporated herein by reference.

         A prospectus meeting the requirements of Part I of Form S-8 and containing the statement required by Item 2 of Form S-8 has been prepared. Such prospectus is not included in this Registration Statement but will be delivered to all participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act of1933, as amended (the "Securities Act").


ITEM 8. EXHIBITS   EXHIBIT NUMBER AND DESCRIPTION

         5.1      Opinion of Boyer & Ketchand re legality

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of Boyer & Ketchand (included in Exhibit 5.1)

         24       Power of attorney (included on signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 3, 2003.

                                      Lark Technologies, Inc.

                                      By: /s/ CARL W. BALEZENTIS
                                          --------------------------------------
                                          Carl W. Balezentis, Ph.D., President
                                           and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl W. Balezentis, Ph.D., his true and lawful attorney-in-fact and agent, for and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                      TITLE                                         DATE
------------------------------           ---------------------------------------------------     ---------------
/s/ GEORGE M. BRITTON                    Director and Co-Chairman of the Board                   January 3, 2003
------------------------------
George M. Britton

/s/ DAVID A. LAWSON                      Director and Co-Chairman of the Board                   January 3, 2003
------------------------------
David A. Lawson

/s/ E.J. (JERE) PEDERSON                Director                                                 January 3, 2003
------------------------------
E.J. (Jere) Pederson

/s/ CARL W. BALEZENTIS, PH.D.           Director, President and Chief Executive Officer          January 3, 2003
------------------------------
Carl W. Balezentis, Ph.D.

/s/ JON H. LUKSICH                      Controller (Chief Financial and Accounting Officer)      January 3, 2003
------------------------------
Jon H. Luksich

                               INDEX TO EXHIBITS

        EXHIBIT
        NUMBER    DESCRIPTION
        -------   -----------
         5.1      Opinion of Boyer & Ketchand re legality

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of Boyer & Ketchand (included in Exhibit 5.1)

         24       Power of attorney (included on signature page)